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                                                                                                                       EXHIBIT 11.01


                                                        THE INDUS GROUP, INC.

                                                STATEMENT OF COMPUTATION OF PRO FORMA

                                                        NET INCOME PER SHARE

                                                (In thousands, except share amounts)

                                                             (Unaudited)


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                                                                                      Three Months Ended           Six Months Ended
                                                                                            June 30,                    June 30,
                                                                                       -------------------       -------------------
                                                                                        1997         1996         1997         1996
                                                                                       ------       ------       ------       ------
Pro forma net income ...........................................................      $ 2,931      $ 2,051      $ 5,744      $ 3,854
                                                                                       ======       ======       ======       ======
Shares used in per share computation:
     Weighted average outstanding ..............................................       19,038       17,752       18,834       16,868
     Equivalent shares assumed to be outstanding had options
     granted prior to 1995 been exercised and used to repurchase
     shares at their then fair value ...........................................          778        1,623          879        1,666
                                                                                       ------       ------       ------       ------
                                                                                       19,816       19,375       19,713       18,534
                                                                                       ======       ======       ======       ======
Pro forma net income per share .................................................      $  0.15      $  0.11      $  0.29      $  0.21
                                                                                       ======       ======       ======       ======

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